REPORT OF INDEPENDENT CERTIFIED
 PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE
Shareholders and Board of Trustees
Professionally Managed Portfolios
New York, New York
In planning and performing our audit of the
financial statements of the Matrix Growth Fund
and the Matrix Emerging Growth Fund, each
 a series of shares of Professionally Managed
 Portfolios, for the year ended December 31, 2000,
we considered their internal control structure,
 including procedures for safeguarding securities,
in order to determine our auditing procedures for
 the purpose of expressing our opinion on the
 financial statements and to comply with the
requirements of Form N-SAR, not to provide
 assurance on the internal control structure.
The management of the Funds is responsible
for establishing and maintaining an internal
control structure.   In fulfilling this responsibility,
 estimates and judgments by management are
 required to assess the expected benefits and related
costs of internal control structure policies and
procedures.   Two of the objectives of an internal
 control structure are to provide management with
 reasonable, but not absolute, assurance that assets
 are safeguarded against loss from unauthorized use
 or disposition, and that transactions are executed
in accordance with management's authorization
 and recorded properly to permit preparation of
 financial statements in conformity with generally
accepted accounting principles.
Because of inherent limitations in any internal control
structure, errors or irregularities may occur and
not be detected.   Also, projection of any evaluation
 of the structure to future periods is subject to the risk
 that it may become inadequate because of changes in
conditions or that the effectiveness of the design and
 operation may deteriorate.
Our consideration of the internal control structure
would not necessarily disclose all matters in the
internal control structure that might be material
weaknesses under standards established by the
American Institute of Certified Public Accountants.
  A material weakness is a condition in which the
design or operation of the specific internal control
structure elements does not reduce to a relatively
 low level the risk that errors or irregularities in
amounts that would be material in relation to the
financial
statements being audited may occur and not be
detected within a timely period by employees in
 the normal course of performing their assigned
functions.   However, we noted no matters involving
 the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of
December 31, 2000.
This report is intended solely for the information and use of management and the Securities and Exchange
 Commission, and should not be used for any other purpose.

TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
January 26, 2001